CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated January 27, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A 33-49014) of The Dreyfus Socially Responsible Growth Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
April 27, 1999